Exhibit 10.19

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

TECHNICAL TRANSFER AGREEMENT

This Technical Transfer Agreement (together with the Schedules hereto, this “Agreement”) is entered into as of November 9, 2009 (the “Effective Date”)

by and between

SANOFI-AVENTIS U.S. LLC, a limited liability company duly organized and existing under the laws of the State of Delaware with offices at 55 Corporate Drive, Bridgewater, New Jersey 08807 (“sanofi-aventis US”)

and

HORIZON THERAPEUTICS, INC., a corporation with offices at 1033 Skokie Boulevard, Suite 355, Northbrook, Illinois 60062 (“Horizon”).

Horizon and sanofi-aventis US may be referred to herein individually as a “Party” and collectively as the “Parties”

WHEREAS, sanofi-aventis US is engaged in the manufacture, marketing, sales and distribution of pharmaceutical products and operates directly or through one or more Affiliates certain manufacturing or packaging facilities located in Laval Quebec, St Louis MO and Compiegne France (the “Facilities”); and

WHEREAS, Horizon is engaged in the development of pharmaceutical products and desires to have sanofi-aventis US or an Affiliate designated by sanofi-aventis US undertake the technical transfer of HZT-501 tablets (the “Product”), and confirms Horizon’s intent to engage sanofi-aventis US to undertake, whether directly or through one or more designated Affiliates, exclusive commercial supply of the Product under an agreement (the “Commercial MSA”) to be negotiated in good faith between the Parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1	“Affiliate” shall mean, with respect to either Party, any corporation, partnership or other entity controlled by, controlling or under common control with, such Party, with “control” meaning direct or indirect beneficial ownership of more than 50% of the voting power of, or more than 50% ownership interest in, such corporation, partnership or other entity. More specifically with respect to sanofi-aventis US, Affiliate refers to legal entities controlled by, controlling or under common control with sanofi-aventis US that own or operate the Facilities.

1.2	“Certificate of Analysis” shall mean a document signed by an authorized representative of a Facility, certifying the specifications for, and testing methods applied to, the Product, and the results thereof, and which includes the Product date of manufacture, date of release, and expiration date.

1.3	“Certificate of Manufacturing” shall mean a document, signed by an authorized representative of a Facility, certifying that the bulk Product being delivered to Horizon has been manufactured in conformity with cGMPs.

1.4	“cGMP” or “current Good Manufacturing Practice” shall mean current good manufacturing practices for medicinal products established by U.S. laws, rules and regulations (including 21 CFR Parts 210 and 211, as amended, and any successor regulations thereto, each as in effect from time to time).

1.5	“Facility Equipment” shall mean such equipment owned by a sanofi-aventis Affiliate used in the manufacture of the Product at the Facility.

1.6	“Horizon Equipment” shall mean the equipment listed in Exhibit 2, to be purchased by Horizon in order to allow, in combination with the Facility Equipment, the manufacture of the Product at the Facilities.

1.7	“Horizon Materials” shall mean Ibuprofen DC-85 and Famotidine, in each case meeting the specifications for such materials set forth in Schedule 1.7 hereto.

1.8	“HZT-501 IP” shall mean all Intellectual Property Rights made available to sanofi-aventis US or its affiliates by Horizon pursuant to this Agreement, including, without limitation, the Base Technology, Know-How, information, documents and tangible and intangible materials made available to sanofi-aventis US or an Affiliate designated by sanofi-aventis US by Horizon that are required for sanofi-aventis US or its designated Affiliate to perform sanofi-aventis US’s obligations under this Agreement.

1.9	“Information” shall mean, as the case may be, any and all information relating to the Product, manufacture of the Product or the business of either Party, owned and/or disclosed by one Party to the other in written, electronic or any other form. This includes, but is not limited to, Know-How, operational methods, formulae, samples, Specifications, analytical methods as well as any details of a commercial, technical, pharmaceutical, scientific and industrial nature whether disclosure of such information occurred prior to or after the Effective Date.

1.10	“Intellectual Property Rights” shall mean patents and patent applications, Know-How, utility models, trademarks, design rights, copyrights and any other proprietary rights.

1.11	“Know-How” shall mean all confidential and identified technical and scientific information and data, irrespective of its subject-matter and form, including, but not limited to, processes, formulae, designs and data as well as inventions and improvements whether patentable or not.

1.12

“SAUS IP” shall mean all Intellectual Property Rights provided by sanofi-aventis US or its affiliates pursuant to this Agreement, including, without limitation, the Base Technology, Know-How, information, documents and tangible and intangible materials provided by sanofi-aventis US or an Affiliate designated by sanofi-aventis US that are required for sanofi-aventis US or its designated Affiliate to perform sanofi-aventis US’ obligations under this Agreement.

1.13	“Product Specifications” means the specifications for the Product set forth in Schedule 1.12 hereto.

2.	TECHNICAL TRANSFER

2.1	Technical Transfer

Horizon shall provide to sanofi-aventis US or its designated Affiliate without any cost or expense to sanofi-aventis US and such Affiliate, all analytical, manufacturing, technical and other methods, processes, records and Know-How in Horizon’s control and necessary or useful to enable sanofi-aventis US or such Affiliate to produce the Product in conformance with the Product Specifications and current Good Manufacturing Practice, including, but not limited to, any manufacturing instructions, specifications (including, without limitation, Product Specifications, starting material specifications, and specifications for the Product or any intermediate version of the Product), development reports, production summaries, regulatory filings, validation reports, quality control and quality assurance documents, analytical methods and validation reports and any production or development batch records (the “Technical Transfer”). Should sanofi-aventis US or its designated Affiliate reasonably require any analytical, manufacturing, technical and other methods, processes, records and Know-How to perform its obligations under this Agreement, Horizon is responsible for obtaining such information at its own cost and providing it to sanofi-aventis US or such Affiliate as promptly as reasonably practicable.

A preliminary manufacturing process description is attached hereto as Exhibit 1. The Parties acknowledge that a final manufacturing process has not yet been developed. Accordingly, the Parties agree that, to the extent that the definitive manufacturing process or final Product Specifications have an adverse financial impact on the projected costs set forth in Section 4 hereto, including, without limitation, any supply price, each Party agrees to negotiate revisions to such costs in good faith. To the extent that, despite good faith efforts, the Parties cannot reach agreement on modified costs, either Party may terminate this agreement.

2.2	Analytical Method Transfer

The Parties shall cooperate to transfer any and all analytical methods for existing Product from Horizon to sanofi-aventis US or its designated Affiliate as promptly as practicable following the execution of this Agreement, but in no event later than 60 days prior to the date on which the manufacture of the validation batches is scheduled to commence. Sanofi-aventis US’ or its designated Affiliate’s costs in relation with any such transfer shall be deemed included in the expenditure set forth in Section A of Exhibit 3. Horizon shall bear its own costs in connection with said analytical transfer. For purposes of clarification, the costs outlined in Exhibit 3 are merely for transfer of any such analytical methodologies and do not include costs associated with method optimization.

2.3	Engineering Study Batches

Horizon shall provide sanofi-aventis US or its designated Affiliate, without any cost or expense to sanofi-aventis US or such Affiliate, all Horizon Materials necessary for the production of the engineering study batches. Sanofi-aventis US or an Affiliate designated by sanofi-aventis US will utilize its current suppliers for other raw materials and excipient unless otherwise required by

Horizon. Should there be a need for sanofi-aventis US or its designated Affiliate to qualify a new supplier (or new material), Horizon will bear the added cost involved with such activities. The manufacturing cost, cost of excipients and physical destruction of the Product resulting from the engineering study batches shall be deemed to be included in the expenditure set forth in Section A of Exhibit 3. The planned costs outlined in Exhibit 3 A, include one (1) core tablet engineering study and two (2) finished product engineering studies. It may be necessary, as determined by mutual agreement of the Parties, for sanofi-aventis US or its designated Affiliate to perform one or more additional engineering study batches to ensure successful validation or to address changes in the formulation of the Product. In such cases, Horizon shall supply free of charge to sanofi-aventis US or its designated Affiliate any Horizon Materials necessary for the production of such additional engineering study batches and shall pay sanofi-aventis US a sum of […***…] per additional core batch and […***…] per additional finished goods batch, unless the need for additional batches results from the gross negligence or willful misconduct of sanofi-aventis US or its designated Affiliate, in which case sanofi-aventis US or its designated Affiliate shall bear all costs associated with any such additional batch.

2.4	Installation Qualification

Sanofi-aventis US or its designated Affiliate shall be responsible for performing any installation qualification for the Facility Equipment and Horizon Equipment and for setting up protocols and reports thereof. Horizon shall provide sanofi-aventis US or its designated Affiliate, without cost or expense to sanofi-aventis US or such Affiliate, any Horizon Materials required by sanofi-aventis US or such designated Affiliate to conduct the installation qualification of the Facility Equipment and Horizon Equipment. Participation in factory acceptance testing, labor hours, any cost of excipients, and physical destruction of the materials resulting from installation qualification shall be deemed included in the expenditure set forth in Section A of Exhibit 3. Horizon will bear the cost of vendor visits, provision of the tablet press qualification package, and training performed by the vendors of the Horizon Equipment.

2.5	Validation Batches

The three (3) planned validation batches shall be manufactured under current Good Manufacturing Practices, sanofi-aventis US or its designated Affiliate local site requirements and all applicable laws rules and regulations. Horizon shall provide sanofi-aventis US or its designated Affiliate, without any cost or expense to sanofi-aventis US or such Affiliate, all required Horizon Materials and shall pay the price set forth in Section 4.2 for such validation batches. The batch size used to manufacture such validation batch shall be determined in good faith by the Parties. Sanofi-aventis US or its designated Affiliate shall provide a written report for the manufacturing of the validation batches to support Horizon’s preparation of the regulatory dossiers. Following approval of the NDA each Party understands and agrees that some of the Product manufactured in the validation activities and meeting all release specifications may be packaged and distributed for patient use as pharmaceutical samples. However, for any validation material deemed not saleable due to dating or hold time constraints, Horizon shall pay the price set forth in section 4.2.

2.6	Filing

Neither Sanofi-aventis US nor its designated Affiliate will be required to write any section of any regulatory dossier, but sanofi-aventis US and its designated Affiliate will provide reasonable support in the review of the Chemistry, Manufacturing and Controls (“CMC”) sections, and will use reasonable efforts to provide comments or supporting data on the CMC sections connected with

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drug product manufacturing and Facility Equipment used. Horizon represents that it will take into account all reasonable comments so provided by sanofi-aventis US or designated Affiliate.

2.7	Need for Additional Batches

Horizon shall provide sanofi-aventis US or its designated Affiliate, without any cost or expense to sanofi-aventis US or its designated Affiliate, all required Horizon Materials and shall pay the unit price set forth in Section 4.2 for any additional validation batches it may request from sanofi-aventis US or its designated Affiliate, unless the need for additional validation batches results from the gross negligence or willful misconduct of sanofi-aventis US and its designated Affiliate, in which case sanofi-aventis US shall bear all costs associated with the additional validation batches.

2.8	Right to Audit

Sanofi-aventis US or its designated Affiliates reserve the right to audit any supplier of Horizon Materials to ensure it is fulfilling its obligations under cGMP. Nothing in the foregoing sentence, however, discharges Horizon from its obligation, as auditor of record for any Horizon Materials, to audit such suppliers. Horizon will supply a copy of any audit reports for such suppliers to sanofi-aventis US or its designated Affiliates to the extent necessary to comply with applicable law or regulations.

2.9	Documentation and Change Control

A. Sanofi-aventis US or its designated Affiliate will develop and release master batch records in accordance with its existing standard operating procedures. Sanofi-aventis US and its designated Affiliate are responsible for its own batch numbering system. Batch numbers are assigned by sanofi-aventis US in accordance with its standard operating procedures and are unique to a given item.

B. Sanofi-aventis US or its designated Affiliate will draft engineering study protocols necessary to commence the transfer and scale-up activities. These protocols will follow sanofi-aventis US or its designated Affiliate internal cGMP formats to comply with the Facility’s local compliance requirements. Horizon shall participate in the review of the engineering study protocols and final reports for the development/scale up work up to validation batches. Such review and involvement should occur within reasonable review time to avoid delays of the project proceeding to next steps.

C. Once validation phase begins, sanofi-aventis US or its designated Affilates will prepare validation master plan and individual validation protocols for each of the major manufacturing stages (granulation, core tablets, etc.) in accordance with sanofi-aventis US or its designated Affiliate internal cGMP formats to comply with the Facility’s local compliance requirements. Horizon can review such protocols and provide comments as desired.

D. Certificate of Analysis / Certificate of Conformance

Sanofi-aventis US or its designated Affiliate will furnish Horizon’s quality unit with a signed Certificate of Analysis and Certificate of Manufacturing upon shipment of each bulk batch of Product to Horizon.

E. Change Control

Sanofi-aventis US or its designated Affiliate will follow its internal procedures established to meet cGMP requirements. Changes to master batch record and specifications to the established manufacturing process (established via the technical transfer) shall be made in accordance with sanofi-aventis US’s or its designated Affiliate change control procedure. All change control documentation will be made available to Horizon upon request.

F. Electronic Records / Signatures

Sanofi-aventis US or its designated Affiliate shall comply with 21 CFR Part 11 requirements regarding the use of electronic records / signatures involved in the manufacture, packaging, and testing of the Product. Originals of all batch and laboratory documents (including raw data) will be retained by Sanofi-aventis for the duration of the labeled Product shelf life plus one year, but in all cases for not less than ten (10) years.

2.10	Quality Roles and Responsibilities

Horizon will be responsible for final release of validation batches for the market. Sanofi-aventis US or its designated Affiliate will be responsible for the quality review of the manufacturing batch records, testing of the Product, preparing a Certificate of Analysis and Certificate of Manufacturing following its internal standard format. The batch records will be available for review upon request.

2.11	Stability Program

Sanofi-aventis US or its designated Affiliate will perform stability study on the final validation batches on stability program following its internal established programs based on typical ICH stability guidelines for Zone I & II climate. The stability study will be carried out at 25C/60%RH through product expiry and under accelerated conditions at 40C/75%RH up to 6 months. Samples will be stored at 30C/65%RH but will not be tested unless required (subject to an additional fee). The program includes bulk tablets hold time study (up to 6 months), three validation batches carried out to a 5 year program, and one batch per year for routine study to support product shelf life confirmation. If there are requests to include additional conditions that are not typically required for the conditions mentioned above, Horizon will bear the added cost to support such additional program. Sanofi-aventis will develop stability protocol following its internal procedures. The protocol will be jointly reviewed and approved by Horizon Regulatory prior to commencing the validation stability study. Specific testing requirements and time-points will be provided in the stability protocol which should include all necessary regulatory requirements to register the Facility as the manufacturing site.

3.	CAPITAL EXPENDITURE

3.1	Horizon Equipment

Horizon shall bear at its own cost and shall be responsible for procurement, installation, and qualification of the Horizon Equipment identified on Exhibit 2. The Horizon Equipment shall be delivered to the Facility and installed at the Facility at Horizon’s sole cost and expense. Estimated milestone dates in Exhibit 3b assume delivery of tablet tooling for core tablets in […***…] and delivery of Kikusui tablet presses and tooling by […***…].

In the event that additional equipment or modification of the Horizon Equipment is requested by Horizon, or necessary for manufacturing, Horizon will pay for the purchase, installation and qualification performed by sanofi-aventis US or its designated Affiliate in relation with such

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additional equipment or modification. Upon payment by Horizon, any additional equipment shall be deemed Horizon Equipment.

Both Parties acknowledge that the Horizon Equipment will not fulfill the currently anticipated commercial demand for Products and that additional presses required for market supply will be purchased by Horizon.

3.2	Ownership of Equipment

Horizon owns all Horizon Equipment as listed in Exhibit 2 and any additional equipment purchased by Horizon pursuant to the second paragraph of Article 3.1. The Parties will take appropriate measures to ensure that any equipment owned by Horizon located at a sanofi-aventis US or its designated Affiliate facility will be clearly identified for future audit purposes, and Horizon shall have the right to secure possession of such equipment, at its sole cost and expense, at the expiry or termination of this Agreement in accordance with the terms and conditions set forth herein. Removal of any Horizon Equipment is conditional on Horizon bearing responsibility for the reasonable cost and expense of restoring any sanofi-aventis US or its designated Affiliate equipment affected by the installation, modification or use of the Horizon Equipment to the status of such equipment at the time immediately prior to the installation or modification of any Horizon Equipment (ordinary wear and tear excepted and not including any modification made by sanofi-aventis US or an Affiliate without the approval of Horizon). Sanofi-aventis US and its designated Affiliate will remove any Horizon Equipment and restore any sanofi-aventis US or Affiliate equipment, but any such removal or restoration may, at the option of Horizon, be witnessed by Horizon.

3.3	Maintenance of Equipment

Sanofi-aventis US and its designated Affiliates are responsible for the cost of routine maintenance of the Horizon Equipment while installed at the Facility. Horizon is responsible for the cost of replacement parts, third party service, and any installation costs, except where any replacement costs results from the gross negligence or willful misconduct of sanofi-aventis US or its designated Affiliate with respect to the Horizon Equipment, in which case sanofi-aventis US or its designated Affiliate shall bear said replacement cost.

3.4	Liability in relation to Equipment and Horizon Materials

Title to the Horizon Equipment and title to any Horizon Materials and any other consignment stock and risk of loss, damage to or destruction of such Horizon Equipment, Horizon Materials, or any other consignment stock remain with Horizon. Sanofi-aventis US or designated Affiliate will have no liability for loss, damage or destruction of the Horizon Equipment, Horizon Materials, or other consignment stock unless such loss, damage or destruction resulted from the gross negligence or willful misconduct of sanofi-aventis US or designated Affiliate. Horizon will maintain commercially reasonable levels of insurance on any Horizon Equipment to cover any potential liability associated therewith.

4.	PAYMENT

4.1	Payments related operational expenditure

Section B of Exhibit 3 sets forth the schedule of milestones and the estimated dates at which and amounts that sanofi-aventis US shall invoice to Horizon in relation with the operational expenditure costs. Payment shall be made by Horizon in US dollars by transfer to the bank account indicated on the invoice within […***…] after the date of the invoice.

4.2	Payment for Validation Batches

In addition to the technical transfer costs outlined in Exhibit 3b, Horizon will pay sanofi-aventis US a selling price for any validation batch, whether manufactured pursuant to Section 2.5, 2.7 or otherwise, equal to either (i) […***…] per 1000 bulk tablets (ii) or […***…] for each 90 count container or […***…] for each 3 count container. Such purchase price will be due within […***…] of the later of (i) receipt of an invoice from sanofi-aventis US or (ii) issuance of a Certificate of Analysis for such validation batch.

4.3	Taxes

Amounts referred to under this Article 4 are exclusive of any taxes, duties, such as sales, export, import, value added tax, excise duty, which shall be additionally invoiced by sanofi-aventis US (other than taxes on sanofi-aventis US income) as appropriate.

5.	INTELLECTUAL PROPERTY

5.1	Ownership of Rights

Each Party shall exclusively own and retain all right, title and interest in and to all Intellectual Property Rights, information, documents and tangible and intangible materials (with respect to each Party, its “Base Technology”) (i) owned by it as of the Effective Date, and (ii) conceived, reduced to practice, or created by such Party or its Affiliates or agents (including without limitation Intellectual Property Rights, information, documents and tangible and intangible materials based upon any background or preexisting technology of such Party) from and after the Effective Date. Each Party shall be solely responsible for the conduct and costs of filing, prosecution and maintenance of patents and patent applications on its own Intellectual Property Rights, information, documents and tangible and intangible materials. Except as expressly set forth herein, nothing in this Agreement grants either Party any right, title or interest in the Intellectual Property Rights of the other Party hereto. Sanofi-aventis US represents that, to its knowledge, sanofi-aventis US does not currently have any right, title, or interest in any Intellectual Property Rights primarily relating to the Product. Each Party shall have the right to bring, defend, maintain and settle any suit, action or proceeding involving infringement of its Intellectual Property Rights, including without limitation its patent rights. Each Party shall pay all expenses incurred in connection with such suit, action or proceeding. Any amount recovered in any such suit, action or proceeding, whether by judgment or settlement shall be retained by the Party bringing the action.

Horizon represents and warrants that, to the best of Horizon’s knowledge, practice by sanofi aventis US or designated Affiliate of the HZT 501 IP that Horizon provides to sanofi-aventis US or designated Affiliate pursuant to this Agreement to perform the services to be performed by sanofi aventis in compliance with this Agreement do not and, will not infringe the Intellectual Property Rights of any third party.

Sanofi-aventis US represents and warrants that, to the best of sanofi-aventis US’s knowledge, practice by sanofi aventis US of the SAUS IP that sanofi-aventis US provides pursuant to this

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Agreement to perform the services to be performed by sanofi aventis US in compliance with this Agreement do not and, will not infringe the Intellectual Property Rights of any third party.

5.2	License from Horizon

Horizon hereby grants to sanofi-aventis US and its Affiliates a royalty-free, non-exclusive, license during the Term to use and/or practice the HZT-501 IP solely to perform sanofi-aventis US’ or designated Affiliates’ obligations in accordance with the terms of this Agreement.

6.	INDEMNIFICATION

6.1	By sanofi-aventis US

Sanofi-aventis US shall indemnify, defend and hold harmless Horizon and its officers, directors, agents, affiliates and their respective employees and representatives, from and against any and all loss, damage, claim, injury, cost or expenses, including reasonable attorneys’ fees and expenses of litigation, including any illness or personal injury, including death, or property damage (collectively, “Losses”) that arise out of or are attributable to (a) the failure of the Product to meet the Product Specifications set forth in Schedule 1.12 hereto at the time of delivery to Horizon; (b) any claim by a third party that the use by sanofi-aventis US of the SAUS IP to perform the obligations of sanofi-aventis US under this Agreement in compliance with the terms of this Agreement, including, without limitation, the manufacture or testing of the Products, infringes its intellectual property rights; (c) any breach of any representation, warranty or covenant made by sanofi-aventis US hereunder; or (d) the gross negligence or willful misconduct or wrongdoing of sanofi-aventis US or any person whose actions or omissions sanofi-aventis US is legally liable for, except, in each of (a), (b), (c), or (d) to the extent that such Losses are indemnified by Horizon pursuant to Section 6.2.

6.2	By Horizon

Horizon shall indemnify, defend and hold harmless sanofi-aventis US and its officers, directors, agents, affiliates and their respective employees and representatives from and against any and all Losses that arise out of or are attributable to (a) the failure of the Horizon Materials to meet the specifications for such materials set forth in Schedule 1.7 hereto at the time of delivery to sanofi-aventis US; (b) any claim by a third party that the use by sanofi-aventis US of the HZT-501 IP to perform the obligations of sanofi-aventis US under this Agreement in compliance with the terms of this Agreement or as directed by Horizon, including, without limitation, the manufacture or testing of the Products, infringes its intellectual property rights; (c) any breach of any representation, warranty or covenant made by Horizon hereunder; (d) any development, testing, use marketing, distribution, importation, sale or offer for sale of the Product by or on behalf of Horizon (including, without limitation, product liability claims) or (e) the gross negligence or willful misconduct or wrongdoing of Horizon or any person whose actions or omissions Horizon is legally liable for, except, in each of (a), (b), (c), (d), or (e) to the extent that such Losses are indemnified by sanofi-aventis US pursuant to Section 6.1.

If a party becomes aware of any claim or allegation by any third party that the performance of any services contemplated by this Agreement infringe such third party’s intellectual property rights, it shall promptly inform the other party, and the parties shall discuss such matter and a proposed resolution. Either party may, following such discussion, delay performance of its obligations hereunder pursuant to the force majeure provision in Section 9.1 pending satisfactory resolution of such matter or terminate this Agreement upon written notice to the other party. If the use of the HZT-501 IP in the manufacture or testing of the Product pursuant to this Agreement becomes, or in Horizon’s opinion is likely to become, the subject of an action by a third party alleging infringement of such third party’s intellectual property rights, Horizon may, at Horizon’s’ sole election and expense, either (a) procure, in form an manner satisfactory to sanofi-aventis US, the right to continue using the relevant the HZT-501 IP to permit sanofi-aventis US to perform its obligations under this Agreement without infringing such rights, or (b) replace or modify the HZT-IP or the process for manufacturing or testing the Product with non-infringing intellectual property. If the use of the SAUS IP in the manufacture or testing of the Product pursuant to this Agreement becomes, or in sanofi-aventis US’s opinion is likely to become, the subject of an action by a third party alleging infringement of such third party’s intellectual property rights, sanofi-aventis US may, at sanofi-aventis US’s sole election and expense, either (a) procure, in form an manner satisfactory to Horizon, the right to continue using the relevant the SAUS to permit sanofi-aventis US to perform its obligations under this Agreement without infringing such rights, or (b) replace or modify the SAUS IP with non-infringing intellectual property.

6.3	Third Party Claims

If any third party notifies a Party or any of its officers, agents or affiliates, or their respective employees or representatives (an “Indemnified Party”) with respect to any matter (a “Third Party Claim”) that may give rise to a claim against the other Party (the “Indemnifying Party”) under this Article, then the Indemnified Party will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article, except to the extent such delay actually prejudices the Indemnifying Party. The Indemnifying Party will be entitled to participate, at its sole expense, in the defense of any Third Party Claim that is the subject of a notice given by an Indemnified Party pursuant to this Section. In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party gives written notice to the Indemnified Party of its assumption of responsibility for any Losses arising out of such Third Party Claim and its assumption of control and defense of the Third Party Claim within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that such Indemnifying Party has and will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim does not seek an injunction or other equitable relief against the Indemnified Party (provided, however, that to the extent that sanofi-aventis US has sought indemnification from Horizon regarding a Third Party Claim that the HZT-501 IP infringes the intellectual property rights of a third party, Horizon shall have the right to defend such Third Party Claim with counsel of its choice reasonably satisfactory to sanofi-aventis US and, provided further that to the extent that Horizon has sought indemnification from sanofi-aventis US regarding a Third Party Claim that the SAUS IP infringes the intellectual property rights of a third party, sanofi-aventis US shall have the right to defend such Third Party Claim with counsel of its choice reasonably satisfactory to Horizon), (iv) the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement action, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party may retain separate co-counsel at its own cost and expense and participate in the defense of the Third Party Claim. The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, and (ii) results in the full and general release of the Indemnified Party from all liabilities arising or relating to, or in connection with, the Third Party Claim. The Indemnifying Party is expressly prohibited from consenting to the entry of any judgment or entering into any compromise or settlement that (i) involves a finding or admission of any violation of legal requirements or the rights of any Person by the Indemnified Party or (ii) grants an injunction or other equitable relief against the Indemnified Party, and any such purported consent, compromise or settlement entered into without the prior written consent of the Indemnified Party shall be null and void ab initio. The Indemnified Party may not consent to the entry of any judgment or enter into any compromise or settlement with respect to a Third Party Claim with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume the control and defense of a Third Party Claim under this Section, the Indemnified Party may defend such Third Party Claim and seek indemnification hereunder from the Indemnifying Party for any Losses associated therewith. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the other reasonably apprised of the status of the defense of any Third Party Claim and to cooperate in good faith with each other with respect to the defense of any such matter.

6.4	Disclaimer of Warranties

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER RELATING TO THE PRODUCT, INFORMATION, MATERIALS OR EQUIPMENT PROVIDED UNDER THIS AGREEMENT.

6.5	Damages

NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER THE TERMS OF THIS AGREEMENT OR OTHERWISE BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE, WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE AND WHETHER OCCASIONED BY THE NEGLIGENCE OR INTENTIONAL ACTS OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE, EXCEPT TO THE EXTENT SUCH CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE SHALL BE PAYABLE TO A THIRD PARTY; PROVIDED THAT, THE LIMITATIONS IN THIS SECTION 6.5 ON CLAIMS FOR CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES (BUT NOT PUNITIVE DAMAGES) SHALL NOT APPLY TO LOSSES SUSTAINED AS A RESULT OF BREACH OF THE CONFIDENTIALITY PROVISIONS OF ARTICLE 7.

6.6	Limitation

IN NO EVENT SHALL SANOFI-AVENTIS US’ TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED, ON A CUMULATIVE BASIS, […***…], REGARDLESS OF THE CAUSE OF ACTION UPON WHICH SUCH CLAIM IS BASED. NOTHING IN THIS AGREEMENT WILL PERMIT ANY PARTY TO RECOVER TWICE FOR THE SAME LOSS.

11	***Confidential Treatment Requested

7.	CONFIDENTIALITY

7.1 The Party receiving Information (the “Receiving Party”) from the other Party (the “Disclosing Party”) undertakes to treat the Information as strictly confidential and to use the Information in accordance with the terms and conditions set forth herein and will use such Information strictly to comply with its obligations set forth in this Agreement.

7.2 The Receiving Party undertakes to make the Information available only to its employees on a need-to-know basis and to take all steps necessary to protect the Information and to ensure that these employees shall not disclose or use at any time such Information in a manner which is not authorized under this Agreement. In no event shall the Receiving Party communicate the Information to third parties without the prior written approval of the Disclosing Party. Notwithstanding the foregoing, should the Receiving Party require the assistance of third parties, these third parties will be subject to substantially similar conditions of confidentiality as the Receiving Party.

In the case of a breach of these obligations by these third parties, the Receiving Party remains responsible for them towards the Disclosing Party.

7.3 The obligations of this Section 7 shall not apply however to Information that:

a.	was known to the Receiving Party prior to its receipt from the Disclosing Party as documented by the Receiving Party’s written records, or,

b.	was known to the public, or generally available to the public prior to its receipt from the Disclosing Party, or,

c.	became known to the public or generally available to the public subsequent to its receipt from the Disclosing Party, through no breach of this Agreement by the Receiving Party, or,

d.	was received by the Receiving Party, at any time, from a third party under no obligation of confidentiality to the Disclosing Party concerning such part of the Information, or,

e.	was independently developed by the Receiving Party prior to disclosure or thereafter by the Disclosing Party, as documented by the Receiving Party’s written records.

7.4 For the purposes of this Agreement, no Information shall be deemed to be in the public domain or knowledge or in the possession or knowledge of the Receiving Party merely because such Information is embraced by more general information in the public domain or knowledge or in the possession or knowledge of the Receiving Party.

7.5 The Receiving Party may disclose the Information without violating its obligations under this Article 7, to the extent such disclosure is required by law or by court, provided that, in the event the Receiving Party is required to disclose Information, the Receiving Party shall provide prompt written notice to the Disclosing Party of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. In the event no such protective order or other remedy is obtained, the Receiving Party agrees to disclose only that portion of Information it is legally required to disclose and to exercise all reasonable efforts to obtain confidential treatment for such Information.

7.6 Within thirty (30) days after the termination or expiration of this Agreement and upon the written request of the Disclosing Party, the Receiving Party shall return or destroy all such Information and copies thereof in its possession, except that each Party may keep one copy of such Information in its Legal Department confidential files solely for archival purposes and this copy will not be distributed in any manner other than as provided in this Agreement, without the express prior written permission of the Disclosing Party.

7.7 Each Party specifically recognizes that any breach by it of this Article 7 may cause irreparable injury to the other Party and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), each Party agrees that in the event of any such breach, notwithstanding the provisions of this Agreement, the other Party shall be entitled, by way of private litigation in the first instance, injunctive relief and such other legal and equitable remedies as may be available, without an obligation to post bond.

7.8 Except as otherwise required by law or by any securities exchange, regulatory or governmental body having jurisdiction over it, neither Party shall issue a press release or make any other public disclosure of the terms of this Agreement or regarding the manufacture of the Product without the prior approval of the press release or public disclosure by the other Party. Each Party shall submit any such press release or public disclosure to the other Party which the other Party shall acknowledge in writing.

7.9 This Article 7 shall survive the expiration or termination of this Agreement for a period of […***…].

8.	TERM AND TERMINATION

8.1	Term

This Agreement shall commence on the Effective Date and shall, unless earlier terminated in accordance with this Article 8, remain in effect until the earlier of the completion of the activities described in Article 2 of this Agreement (the “Term”) or December 31, 2011, unless extended by a mutual written agreement of both Parties.

8.2	Termination

Either Party may terminate this Agreement prior to the expiration of the Term upon […***…] days written notice to the other Party (i) upon the bankruptcy, insolvency, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes or reconstruction or amalgamation) or (ii) upon or after the breach of any material provision of this Agreement by the other Party if the breaching Party has not cured such breach, or if the Parties have not agreed upon a written plan for curing such breach, within […***…] days after written notice thereof by the non-breaching Party, (iii) in case of termination by either Party of the negotiations regarding the Commercial MSA (except by reason of the execution and delivery of a definitive Commercial MSA), (iv) in case of expiration or termination by either Party of the Commercial MSA, or (v) pursuant to Section 2.1 hereof in accordance with the terms and conditions set forth herein and therein. In addition, either Party may terminate this Agreement as provided in the second paragraph of Section 6.2.

13	***Confidential Treatment Requested

8.3	Duties Upon Termination

Upon the termination or expiration of this Agreement, neither Party shall have any obligation whatsoever hereunder, except (i) for obligations that by their terms may be or are to be performed after the termination or expiration of this Agreement, and (ii) for any obligation or liability arising prior to such termination or expiration including but not limited to any remaining materials, work in process or finished goods.

Upon termination of this Agreement and if mandated, (i) each Party shall return Information received from the other Party (save for one copy the Receiving Party shall keep in confidence in its files for the sole purpose of identifying its obligations hereunder) or as needed to comply with applicable regulatory requirements, (ii) sanofi-aventis US or its designated Affiliate shall, at Horizon’s expense and request, make available to Horizon all property and materials in sanofi-aventis US’ and its designated Affiliate possession or control owned by and paid for by Horizon, and (iii) sanofi-aventis US and its designated Affiliate shall return to Horizon any unexpended funds delivered by Horizon to sanofi-aventis US or designated Affiliate pursuant to Section B of Exhibit 3, less any applicable development costs, including, without limitation, any out-of-pocket commitments or costs associated with early termination of any such commitments.

9.	MISCELLANEOUS

9.1	Force Majeure

Neither Party shall be liable to the other for such Party’s failure to perform any provision of this Agreement if such failure or delay results from an act of God, war conditions, sabotage, governmental regulations or actions, embargo, fire, strike, failure of supply, or any other cause beyond the affected Party’s reasonable control; provided, however, that such performance shall be excused only to the extent of and during such disability. Upon the occurrence of any such event that results or will result in failure or delay to perform hereunder as described above, the Party whose performance is hereby prevented or delayed shall immediately give notice of such occurrence and the effect and/or anticipated effect of such occurrence on the performance of such Party to the other Party. The Party whose performance is so affected shall use commercially reasonable efforts to minimize disruptions in performance and to resume full performance hereunder as soon as possible under the circumstances.

9.2	Severability

If and to the extent that any provision (or any part thereof) of this Agreement is held to be invalid, illegal or unenforceable, such holding shall in no way affect the validity, legality or enforceability of the remainder of this Agreement. In the event any provision of this Agreement shall be held invalid, illegal or unenforceable, the Parties shall negotiate in good faith to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.

9.3	Assignment

Neither Party may assign its interests, rights, duties or obligations under this Agreement to a third party without the prior written consent of the other Party, which shall not be unreasonably withheld. However, each Party may assign without the other Party’s consent its interests, rights, duties or obligations under this Agreement to (i) a successor in interest to all or substantially all of the business to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise, or (ii) any Affiliate, provided that such third party or Affiliate can reasonably assume all the obligations of that Party under this Agreement.

9.4	Modifications and Amendments

This Agreement shall not be modified or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the Parties hereto.

9.5	Governing Law

This Agreement shall be governed by and shall be construed in accordance with the laws of New York.

9.6	Waiver

The failure of either Party to require the performance of any term of this Agreement, or the waiver of either Party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such terms or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

9.7	No Agency

Except as expressly provided for herein, the Parties are not authorized to act as agents of one another as to any matter or make any representations to any third parties indicating or implying the existence or any such agency relationship.

9.8	Headings

The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

9.9	Interpretive Rules

In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. The definitions of the terms used in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References in this Agreement to a Party or other person or entity include their respective successors and permitted assigns. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears.

9.10	Counterparts and Facsimile

This Agreement may be executed in two or more counterparts and via facsimile, each of which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.

9.11	Entire Agreement

This Agreement, together with its Exhibits, constitutes the entire agreement and understanding between the Parties and supersedes all previous understandings, agreements and representations between the Parties, written or oral, with respect to the subject matter hereof.

IN WITNESS hereof, the Parties hereto have caused this Agreement to the executed as of the date first written above by their duly authorized officers.

Executed in two copies, each Party receiving an original copy.

Horizon Therapeutics, Inc.		sanofi-aventis US. LLC

11-9-09

By:	/s/ Timothy P. Walbert	By:	/s/ Osric Reavis
Name:	Timothy P. Walbert	Name:	Osric Reavis
Title:	President & CEO	Title:	Vice President U.S. Industrial Affairs

By:
Name:
Title:

EXHIBIT 1

A—Bulk Manufacturing Process Description

B—Manufacturing Specifications:

18

Exhibit 1-A

HZT-501 MANUFACTURING FLOW DIAGRAM OF PROCESS

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***Confidential Treatment Requested

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***Confidential Treatment Requested

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***Confidential Treatment Requested

EXHIBIT 1-B

EXCIPIENT RELEASE TEST REPORT

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19	***Confidential Treatment Requested

EXHIBIT 2

Outline of capital expenditure and equipment ownership.

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6	***Confidential Treatment Requested

EXHIBIT 3

A—Operational expenditures estimate

Operational Expenditure Estimate Total OPEX	[…***…]
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B—Invoicing Schedule

EXHIBIT 3(B)

Milestone	Estimated Invoice Date	Amount
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6	***Confidential Treatment Requested